UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
THERMA-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26911 (Commission File Number)	94-3000561 (IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices, including Zip Code)
(510) 668-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On July 31, 2006, Therma-Wave, Inc. (the “Company”) and Silicon Valley Bank entered into a Second Modification to Loan and Security Agreement (the “Second Modification”) to the (i) Amended and Restated Loan and Security Agreement entered into between the parties on June 10, 2005, as amended on September 30, 2005; and (ii) Streamline Facility Agreement, entered into between the parties on June 10, 2005.
The Second Modification amends the Loan Agreement by (i) extending the term of the loan facility through June 11, 2008, (ii) amending the minimum tangible net worth covenant, and (iii) amending the minimum liquidity ratio.
A copy of the Second Modification is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
ITEM 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The Company was in breach of the tangible net worth covenants contained in the Loan Agreement during the month of May 2006, and a waiver was secured from Silicon Valley Bank in connection with such breach. As of June 30, 2006, the Company is in compliance with the covenants contained in the Loan Agreement.

ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
No.	Description
10.1	Second Modification to Loan and Security Agreement, dated July 31, 2006, by and between Therma-Wave, Inc. and Silicon Valley Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMA-WAVE, INC.
/s/ Joseph J. Passarello
Date: August 2, 2006	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Second Modification to Loan and Security Agreement, dated July 31, 2006, by and between Therma-Wave, Inc. and Silicon Valley Bank